Exhibit 99.2

800 Boylston Street Boston, MA 02199

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh	Marilynn Meek – General Information
Senior Vice President, Finance	(212) 827-3773
(617) 236-3410

Kathleen DiChiara
Investor Relations Manager
(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

SECOND QUARTER 2007 RESULTS

Reports diluted FFO per share of $1.18	Reports diluted EPS of $0.84

BOSTON, MA, July 24, 2007 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the second quarter ended June 30, 2007.

Funds from Operations (FFO) for the quarter ended June 30, 2007 were $142.9 million, or $1.20 per share basic and $1.18 per share diluted. This compares to FFO for the quarter ended June 30, 2006 of $129.4 million, or $1.14 per share basic and $1.10 per share diluted, after a supplemental adjustment to exclude the loss from early extinguishment of debt associated with the sale of real estate. The loss from early extinguishment of debt associated with the sale of real estate totaled $0.24 per share basic and $0.22 per share diluted for the quarter ended June 30, 2006. The weighted average number of basic and diluted shares outstanding totaled 118,961,276 and 122,660,356, respectively, for the quarter ended June 30, 2007 and 113,993,783 and 120,605,194, respectively, for the quarter ended June 30, 2006.

Net income available to common shareholders was $102.3 million for the three months ended June 30, 2007, compared to $625.7 million for the quarter ended June 30, 2006. Net income available to common shareholders per share (EPS) for the quarter ended June 30, 2007 was $0.86 basic and $0.84 on a diluted basis. This compares to EPS for the second quarter of 2006 of $5.33 basic and $5.23 on a diluted basis. EPS includes $0.10 and $4.88, on a diluted basis, related to gains on sales of real estate and discontinued operations resulting from sales of real estate for gross sales proceeds of approximately $37.0 million and $1.2 billion for the quarters ended June 30, 2007 and 2006, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended June 30, 2007. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of June 30, 2007, the Company’s portfolio consisted of 134 properties comprising approximately 42.7 million square feet, including six properties under construction totaling 1.4 million square feet and one hotel. The overall percentage of leased space for the 127 properties in service as of June 30, 2007 was 94.0%.

As previously announced on May 14, 2007, Douglas T. Linde was elected President of the Company. He assumed the title of President from Edward H. Linde, who will remain as Chief Executive Officer and a Director. Mr. D. Linde will continue to serve as the Company’s Chief Financial Officer and Treasurer until his successor is named.

Significant events of the second quarter include:

•

On April 5, 2007, the Company sold Newport Office Park located in Quincy, Massachusetts, for approximately $37.0 million. Newport Office Park is a Class A office property consisting of approximately 172,000 net rentable square feet. Net cash proceeds totaled approximately $33.7 million.

•	On April 11, 2007, the Company acquired a parcel of land located in Springfield, Virginia, for a purchase price of approximately $25.6 million.

•

On April 12, 2007, the Company entered into an agreement for the sale of a parcel of land located in Washington, D.C. for approximately $33.7 million. In addition, the Company entered into a development management agreement with the buyer to develop on the parcel a Class A office property totaling approximately 165,000 net rentable square feet. The sale is subject to the satisfaction of customary closing conditions and there can be no assurance that the sale will be consummated on the terms currently contemplated or at all.

•

On May 9, 2007, the Company used available cash to repay the mortgage loan collateralized by its 250 West 55th Street project located in New York City totaling approximately $160.0 million. There was no prepayment penalty associated with the repayment. The mortgage loan bore interest at a variable rate equal to LIBOR plus 0.40% per annum and was scheduled to mature in January 2009.

•

On May 17, 2007, the Company obtained mortgage financing totaling $25.0 million collateralized by its Montvale Center property located in Gaithersburg, Maryland. Montvale Center is a Class A office property consisting of approximately 123,000 net rentable square feet. The mortgage financing bears interest at a fixed rate equal to 5.93% per annum and matures on June 6, 2012.

•

On June 1, 2007, the Company’s Value-Added Fund sold Worldgate Plaza located in Herndon, Virginia for approximately $109.0 million. Worldgate Plaza is an office complex consisting of approximately 322,000 net rentable square feet. Net cash proceeds totaled approximately $50.5 million, of which the Company’s share was approximately $20.3 million, after the repayment of the mortgage indebtedness of $57.0 million. The mortgage loan bore interest at a variable rate equal to LIBOR plus 0.89% per annum and was scheduled to mature on December 1, 2007.

•

On June 11, 2007, the Company entered into a lease agreement with The Trustees of Princeton University for a build-to-suit project with approximately 120,000 net rentable square feet of Class A office space located in Princeton, New Jersey. The Company expects that the building will be complete and available for occupancy during the fourth quarter of 2009.

•

On June 22, 2007, a joint venture in which the Company has a 50% interest entered into agreements to complete the assemblage for its development site at Eighth Avenue and 46th Street consisting of an approximately 840,000 net rentable square foot Class A office property.

Transactions completed subsequent to June 30, 2007:

•

On July 3, 2007, the Company executed a binding agreement for the sale of Democracy Center in Bethesda, Maryland, for approximately $280.5 million. Democracy Center is a Class A office complex that contains an aggregate of approximately 685,000 net rentable square feet. The sale is subject to the satisfaction of customary closing conditions and, although there can be no assurance that the sale will be consummated on the terms currently contemplated or at all, it is expected to close by the end of August 2007.

•

On July 12, 2007, the Company executed a lease with Ropes & Gray to relocate its Boston office to the Prudential Tower. The firm will occupy more than 400,000 square feet of office space in the top floors of the 52-story, 1.2 million square foot office building beginning in the fall of 2010.

•

On July 13, 2007, the Company entered into a joint venture with an unrelated third party to develop a Class A office complex aggregating approximately 425,000 net rentable square feet located in Anne Arundel County, Maryland. The joint venture partner contributed the land for a 50% interest. The Company will contribute cash of approximately $14.9 million for its 50% interest in the joint venture.

•

The Company also announced that, together with Boston Properties Limited Partnership (“BPLP”), it intends to file a combined so-called “universal shelf” registration statement with the Securities and Exchange Commission to update and replace a series of existing registration statements covering the possible issuance by either the Company or BPLP of various equity and debt securities. Once declared effective by the SEC, this registration statement will give the Company and/or BPLP flexibility to offer and sell from time to time, in one or more offerings, up to $2.0 billion of senior and subordinated debt securities (including BPLP notes exchangeable for Company common stock and Company convertible notes), as well as Company common stock, preferred stock and warrants. Neither the Company nor BPLP has any current intention to issue any of the securities being registered for sale.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of such securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Offers to sell any security will be made only by means of a prospectus.

EPS and FFO per Share Guidance:

The Company’s guidance for the third quarter and full year 2007 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	Third Quarter 2007			Full Year 2007
	Low	-	High	Low	-	High
Projected EPS (diluted)	$2.03	-	$2.04	$10.54	-	$10.59

Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.51	-	0.51	2.06	-	2.06

Less:
Projected Company Share of Gains on Sales of Real Estate	1.41	-	1.41	8.00	-	8.00

Projected FFO per Share (diluted)	$1.13	-	$1.14	$4.60	-	$4.65

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions, dispositions or financings. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Boston Properties will host a conference call tomorrow, July 25, 2007 at 10:00 AM Eastern Time, open to the general public, to discuss the second quarter 2007 results, the 2007 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (800) 240-6709 (Domestic) or (303) 262-2175 (International); no passcode required. A replay of the conference call will be available through August 1, 2007, by dialing (800) 405-2236 (Domestic) or (303) 590-3000 (International) and entering the passcode 11092834. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section, through www.fulldisclosure.com for individual investors, or through the password-protected event management site, www.streetevents.com, for institutional investors. Shortly after the call a replay of the webcast and a podcast will be available on the Company’s website, www.bostonproperties.com, in the Investor Relations section, and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ second quarter 2007 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com. These materials are also available by contacting Investor Relations at (617) 236-3322 or by written request to:

Investor Relations

Boston Properties, Inc.

Prudential Center

800 Boylston Street, Suite 1900

Boston, MA 02199-8103

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, the effects of acquisitions and dispositions (including the exact amount and timing of any related special dividend and possible impairment charges) on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, including its guidance for the third quarter and full fiscal year 2007.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
	(in thousands, except for per share amounts)
	(unaudited)
Revenue
Rental:
Base rent	$270,508	$276,298	$543,416	$551,838
Recoveries from tenants	47,462	45,322	94,504	92,328
Parking and other	16,488	14,146	31,809	27,902

Total rental revenue	334,458	335,766	669,729	672,068
Hotel revenue	9,335	8,364	16,044	13,279
Development and management services	5,130	5,227	9,857	9,601
Interest and other	26,205	8,554	43,193	10,513

Total revenue	375,128	357,911	738,823	705,461

Expenses
Operating:
Rental	113,624	109,733	227,199	221,840
Hotel	6,417	5,513	12,431	10,521
General and administrative	16,291	15,796	33,099	30,438
Interest	73,743	78,449	147,669	153,266
Depreciation and amortization	74,621	67,077	145,099	133,082
Losses from early extinguishments of debt	—	31,457	722	31,924

Total expenses	284,696	308,025	566,219	581,071

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	90,432	49,886	172,604	124,390
Minority interest in property partnership	—	777	—	2,013
Income from unconsolidated joint ventures	17,268	1,677	18,233	2,967

Income before minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	107,700	52,340	190,837	129,370
Minority interest in Operating Partnership	(17,072)	(11,155)	(28,266)	(26,468)

Income before gains on sales of real estate and discontinued operations	90,628	41,185	162,571	102,902
Gains on sales of real estate, net of minority interest	—	581,302	620,262	585,844

Income before discontinued operations	90,628	622,487	782,833	688,746
Discontinued operations:
Income from discontinued operations, net of minority interest	—	3,244	1,282	3,858
Gains on sales of real estate from discontinued operations, net of minority interest	11,716	—	173,815	—

Net income available to common shareholders	$102,344	$625,731	$957,930	$692,604

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$0.76	$5.30	$6.51	$5.92
Discontinued operations, net of minority interest	0.10	0.03	1.48	0.03

Net income available to common shareholders	$0.86	$5.33	$7.99	$5.95

Weighted average number of common shares outstanding	118,961	113,994	118,565	113,255

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$0.74	$5.20	$6.39	$5.80
Discontinued operations, net of minority interest	0.10	0.03	1.45	0.03

Net income available to common shareholders	$0.84	$5.23	$7.84	$5.83

Weighted average number of common and common equivalent shares outstanding	120,984	116,176	120,811	115,669

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2007	December 31, 2006
	(in thousands, except for share amounts)
	(unaudited)
ASSETS
Real estate	$9,037,468	$8,819,934
Real estate held for sale, net	—	433,492
Construction in progress	584,620	115,629
Land held for future development	189,698	183,403
Less: accumulated depreciation	(1,474,771)	(1,392,055)

Total real estate	8,337,015	8,160,403

Cash and cash equivalents	1,885,318	725,788
Cash held in escrows	22,665	25,784
Tenant and other receivables, net of allowance for doubtful accounts of $2,957 and $2,682, respectively	48,398	57,052
Accrued rental income, net of allowance of $530 and $783, respectively	296,424	327,337
Deferred charges, net	264,664	274,079
Prepaid expenses and other assets	47,174	40,868
Investments in unconsolidated joint ventures	92,944	83,711

Total assets	$10,994,602	$9,695,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$2,855,889	$2,679,462
Unsecured senior notes, net of discount	1,471,691	1,471,475
Unsecured exchangeable senior notes, net of discount	1,292,022	450,000
Unsecured line of credit	—	—
Accounts payable and accrued expenses	123,910	102,934
Dividends and distributions payable	96,192	857,892
Accrued interest payable	59,105	47,441
Other liabilities	201,406	239,084

Total liabilities	6,100,215	5,848,288

Commitments and contingencies	—	—

Minority interests	731,043	623,508

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 119,106,981 and 117,582,442 shares issued and 119,028,081 and 117,503,542 shares outstanding in 2007 and 2006, respectively	1,190	1,175
Additional paid-in capital	3,263,797	3,119,941
Earnings in excess of dividends	904,417	108,155
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(3,338)	(3,323)

Total stockholders’ equity	4,163,344	3,223,226

Total liabilities and stockholders’ equity	$10,994,602	$9,695,022

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007		2006
	(in thousands, except for per share amounts)
	(unaudited)
Net income available to common shareholders	$102,344	$625,731	$957,930		$692,604

Add:
Minority interest in Operating Partnership	17,072	11,155	28,266		26,468
Less:
Minority interest in property partnership	—	777	—		2,013
Income from unconsolidated joint ventures	17,268	1,677	18,233		2,967
Gains on sales of real estate, net of minority interest	—	581,302	620,262		585,844
Income from discontinued operations, net of minority interest	—	3,244	1,282		3,858
Gains on sales of real estate from discontinued operations, net of minority interest	11,716	—	173,815		—

Income before minority interest in property partnership, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	90,432	49,886	172,604		124,390

Add:
Real estate depreciation and amortization (2)	76,264	69,773	149,134		138,447
Income from discontinued operations	—	3,847	1,504		4,583
Income from unconsolidated joint ventures (3)	1,815	1,677	2,780		2,967
Less:
Minority interest in property partnership’s share of funds from operations	—	211	—		479
Preferred distributions	1,084	2,965	2,286	(4)	6,075

Funds from operations (FFO)	167,427	122,007	323,736		263,833
Add:
Losses from early extinguishments of debt associated with the sales of real estate	—	31,444	—		31,444

Funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	167,427	153,451	323,736		295,277
Less:
Minority interest in the Operating Partnership’s share of funds from operations after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	24,483	24,061	47,795		46,688

Funds from operations available to common shareholders after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$142,944	$129,390	$275,941		$248,589

Our percentage share of funds from operations—basic	85.38%	84.32%	85.24%		84.19%

Weighted average shares outstanding—basic	118,961	113,994	118,565		113,255

FFO per share basic after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.20	$1.14	$2.33		$2.19

FFO per share basic	$1.20	$0.90	$2.33		$1.96

Weighted average shares outstanding—diluted	122,660	120,605	122,609		120,312

FFO per share diluted after a supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate	$1.18	$1.10	$2.28		$2.13

FFO per share diluted	$1.18	$0.88	$2.28		$1.91

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

In addition to presenting FFO in accordance with the NAREIT definition, we also disclose FFO after a specific and defined supplemental adjustment to exclude losses from early extinguishments of debt associated with the sales of real estate. The adjustment to exclude losses from early extinguishments of debt results when the sale of real estate encumbered by debt requires us to pay the extinguishment costs prior to the debt’s stated maturity and to write-off unamortized loan costs at the date of the extinguishment. Such costs are excluded from the gains on sales of real estate reported in accordance with GAAP. However, we view the losses from early extinguishments of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that this supplemental adjustment more appropriately reflects the results of our operations exclusive of the impact of our sale transactions.

Although our FFO as adjusted clearly differs from NAREIT’s definition of FFO, and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that, by excluding the effects of the losses from early extinguishments of debt associated with the sales of real estate, management and investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.

Neither FFO nor FFO as adjusted should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. Neither FFO nor FFO as adjusted represents cash generated from operating activities determined in accordance with GAAP, and neither is a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO and FFO as adjusted should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $74,621, $67,077, $145,099 and $133,082, our share of unconsolidated joint venture real estate depreciation and amortization of $2,085, $2,280, $4,184 and $4,584 and depreciation and amortization from discontinued operations of $0, $835, $608 and $1,677, less corporate-related depreciation and amortization of $442, $419, $757 and $896 for the three months and six months ended June 30, 2007 and 2006, respectively.
(3)	Excludes approximately $15.5 million related to our share of the gain on sale and related loss from early extinguishment of debt associated with the sale of Worldgate Plaza for the three months and six months ended June 30, 2007.
(4)	Excludes an adjustment of approximately $3.1 million for the six months ended June 30, 2007 to the income allocated to the holders of Series Two Preferred Units to account for their right to participate on an as-converted basis in the special dividend that followed previously completed sales of real estate.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	June 30, 2007	December 31, 2006
Greater Boston	90.9%	89.9%
Greater Washington, D.C.	97.6%	98.0%
Midtown Manhattan	99.5%	99.9%
Princeton/East Brunswick, NJ	86.7%	87.9%
Greater San Francisco	89.7%	90.2%

Total Portfolio	94.0%	94.2%

	% Leased by Type
	June 30, 2007	December 31, 2006
Class A Office Portfolio	94.5%	94.7%
Office/Technical Portfolio	84.7%	84.5%

Total Portfolio	94.0%	94.2%